Exhibit 3

St.George Bank Limited

ABN 92 055 513 070

Consolidated Interim Financial Report

for the half-year ended

31 March 2008

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

CONSOLIDATED INTERIM FINANCIAL REPORT

FOR THE HALF-YEAR ENDED 31 MARCH 2008

Directors’ Report		3

Consolidated Interim Income Statement		7

Consolidated Interim Balance Sheet		8

Consolidated Interim Statement of Recognised Income and Expense		9

Consolidated Interim Statement of Cash Flows		10

Notes to the Consolidated Interim Financial Statements

1.	Summary of Significant Accounting Policies	11

Consolidated Interim Income Statement Notes

2.	Revenues	12
3.	Bad and Doubtful Debts	12
4.	Expenses	13
5.	Income Tax Expense	14
6.	Dividends Provided for or Paid	15
7.	Earnings per Share	15
8.	Individually Significant Items	16

Consolidated Interim Balance Sheet Notes

Asset Notes

9.	Loans and Other Receivables	17
10.	Bank Acceptances	17
11.	Provisions for Impairment	17

Liability Note

12.	Deposits and Other Borrowings	18

Shareholders’ Equity Notes

13.	Share Capital	18
14.	Shareholders’ Equity	19
15.	Minority Interests	21

Other Notes

16.	Notes to the Consolidated Interim Statement of Cash Flows	21
17.	Segmental Reporting	23
18.	Contingent Liabilities	27
19.	Events Subsequent to Balance Date	27

Directors’ Declaration		28

Independent Review Report by External Auditors		29

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

DIRECTORS’ REPORT

FOR THE HALF-YEAR ENDED 31 MARCH 2008

The Directors of St.George Bank Limited (the Bank) submit their report on the consolidated interim financial report for the half-year ended 31 March 2008 and the auditor’s review report thereon.

Directors

The names of the Directors of the Bank holding office at any time from the beginning of the half-year to the date of this report are:

Name	Period of Directorship

J S Curtis - Chairman	Director since 1997 (Appointed as Chairman 1 April 2008)

P A Fegan – Managing Director and Chief Executive Officer	Appointed Managing Director 7 February 2008

J M Thame	Director since 1997 (Resigned as Chairman 1 April 2008 and remains a Director)

T J Davis	Director since 2004

R A F England	Director since 2004

P J O Hawkins	Director since 24 April 2007

R Holliday-Smith	Director since 27 February 2007

P D R Isherwood	Director since 1997

L B Nicholls	Director since 2002

G J Reaney	Director since 1996

Review of Operations

Profit after tax and minority interests for the half-year ended 31 March 2008 was $529 million (31 March 2007: $585 million), a decrease of 9.6%.  The decrease was primarily due to the recognition of a net $93 million charge relating to significant items.

Net Interest Income

•           Net interest income for the half-year was $1,192 million (31 March 2007: $1,078 million), an increase of 10.6%.  The increase is due to growth in average interest earning assets of 19.2% since March 2007, which is partially offset by a decline in the net interest margin to 1.92% from 2.07% in the March 2007 half-year.  Residential loans (net of specific provision) grew by 11.2% to $72.6 billion from $65.3 billion at 31 March 2007, while commercial lending including bank acceptances (net of specific provision) relating to commercial business grew by 30.3% to $33.8 billion over the same period.

Other Income

•           Other income before significant items was $498 million (31 March 2007: $533 million).  Other income was impacted by the turmoil in global markets and resulting negative performance of equity markets.  This has affected income derived from the Group’s mortgage insurance investment portfolio, which had a fair value movement loss of $33 million during the half-year on this portfolio.

•           A $77 million significant item gain before tax was recognised on shares received by the Bank from Visa Inc. during the half-year.

Operating Expenses

•             The expense to income ratio, before significant items was 42.4% (31 March 2007: 42.4%).

•             Operating expenses, before significant items, were $716 million (31 March 2007: $683 million), an increase of 4.8%.  When compared to the September 2007 half-year, operating expenses, before significant items, increased by 1.3%, reflecting effective cost management.

Income Tax

•             Income tax expense before significant items decreased by $16 million to $234 million compared to the 31 March 2007 half-year.  This is due to a tax benefit gained from a controlled entity entering the tax consolidated group and the recognition of tax losses relating to the Bank’s discontinued New Zealand Supermarket banking joint venture.

Shareholder Returns

•             Annualised return on average ordinary equity, before significant items and fair value movement in non-trading derivatives was 20.35% (31 March 2007: 23.24%).

•             Basic earnings per ordinary share was 93.5 cents (31 March 2007: 108.2 cents).

•             The Board has declared an interim ordinary dividend of 88 cents per ordinary share, payable on 2 July 2008.  This dividend will be fully franked at 30%.

Corporate Governance

In accordance with the Australian Stock Exchange Principles of Good Corporate Governance and Best Practice Recommendations, the Managing Director and Chief Executive Officer and the Chief Financial Officer have provided a written statement to the Board that the financial report, in all material respects, represents a true and fair view of the Bank’s financial position as at 31 March 2008 and of its performance for the six months ended on that date, in accordance with relevant accounting standards and regulations.

Lead auditor’s independence declaration

The lead auditor’s independence declaration required under section 307C of the Corporations Act 2001 is set out on page 6 and forms part of the Directors’ report for the half-year ended 31 March 2008.

Signed in accordance with a resolution of Directors.

J S Curtis	P A Fegan
Chairman	Managing Director and Chief Executive Officer

6 May 2008

Lead Auditor’s Independence Declaration under Section 307C of the Corporations Act 2001

To: the directors of St.George Bank Limited

I declare that, to the best of my knowledge and belief, in relation to the review for the half-year ended 31 March 2008 there have been:

(i)            no contraventions of the auditor independence requirements as set out in the Corporation Act 2001 in relation to the review; and

(ii)           no contraventions of any applicable code of professional conduct in relation to the review.

KPMG

P M Reid

Partner

Sydney

6 May 2008

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

CONSOLIDATED INTERIM INCOME STATEMENT

FOR THE HALF-YEAR ENDED 31 MARCH 2008

		Half-Year to
		31 March	30 Sept	31 March
	NOTE	2008	2007	2007
		$M	$M	$M

Interest income	2	4,965	4,297	3,906
Interest expense	4	3,773	3,182	2,828
Net interest income		1,192	1,115	1,078

Other income	2,8	575	559	533

Total operating income		1,767	1,674	1,611

Bad and doubtful debts expense	3	118	85	93

Operating expenses	4,8	759	707	683

Profit before income tax		890	882	835

Income tax expense	5,8	361	275	250

Profit after income tax		529	607	585

Minority interests		—	2	—

Net profit attributable to shareholders of the Bank		529	605	585

Dividends per ordinary share (cents)
Final dividend paid	6	86	—	77
Final dividend proposed	6	—	86	—
Interim dividend paid	6	—	82	—
Interim dividend proposed	19	88	—	82

Earnings per share
Basic (cents)	7	93.5	111.3	108.2
Diluted (cents)	7	93.6	110.4	107.4

The consolidated interim income statement should be read in conjunction with the accompanying notes.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

CONSOLIDATED INTERIM BALANCE SHEET

AS AT 31 MARCH 2008

		As at
		31 March	30 Sept	31 March
	NOTE	2008	2007	2007
		$M	$M	$M

ASSETS
Cash and liquid assets		3,035	2,081	1,188
Receivables due from other financial institutions		477	1,244	1,180
Assets at fair value through the income statement		13,314	11,339	6,043
Derivative assets		2,621	1,271	877
Available for sale investments		829	929	1,381
Loans and other receivables	9	93,636	89,884	85,144
Bank acceptances of customers	10	19,774	16,343	13,580
Investment in associated companies		29	28	28
Property, plant and equipment		336	345	332
Intangible assets		1,344	1,323	1,305
Deferred tax assets		232	215	198
Other assets		682	798	724

TOTAL ASSETS		136,309	125,800	111,980

LIABILITIES
Deposits and other borrowings	12	78,713	70,803	61,296
Payables due to other financial institutions		965	1,013	473
Liabilities at fair value through the income statement		—	—	386
Derivative liabilities		3,049	3,440	2,202
Bank acceptances		5,050	6,348	5,456
Provision for dividends		4	2	3
Current tax liabilities		44	101	121
Deferred tax liabilities		136	123	169
Other provisions		154	116	126
Bonds and notes		37,623	34,971	33,388
Loan capital		2,624	2,231	2,082
Bills payable and other liabilities		1,087	768	666

TOTAL LIABILITIES		129,449	119,916	106,368

NET ASSETS		6,860	5,884	5,612

SHAREHOLDERS’ EQUITY
Share capital	13,14	5,480	4,549	4,467
Reserves	14	259	243	176
Retained profits	14	1,115	1,086	951

Equity attributable to shareholders of the Bank		6,854	5,878	5,594

Equity attributable to minority interests	15	6	6	18

Total Shareholders’ Equity		6,860	5,884	5,612

The consolidated interim balance sheet should be read in conjunction with the accompanying notes.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

CONSOLIDATED INTERIM STATEMENT OF RECOGNISED INCOME AND EXPENSE

FOR THE HALF-YEAR ENDED 31 MARCH 2008

		Half-Year to
		31 March	30 Sept	31 March
	NOTE	2008	2007	2007
		$M	$M	$M

Cash flow hedge reserve
Gains and losses on cash flow hedging instruments (net of tax)	14
Recognised in equity		(17)	40	6
Transferred to the income statement		1	1	—

Available for sale reserve
Gains and losses on available for sale investments (net of tax)	14
Recognised in equity		(2)	(2)	(1)

Defined benefit plan actuarial gains (net of tax)	14	—	2	—

Net income/(expense) recognised directly in equity		(18)	41	5

Profit for the period		529	607	585

Total recognised income and expense for the period		511	648	590

Total recognised income and expense for the period attributable to:
Shareholders of the Bank		511	646	590
Minority interests		—	2	—
		511	648	590

The consolidated interim statement of recognised income and expense should be read in conjunction with the accompanying notes.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

CONSOLIDATED INTERIM STATEMENT OF CASH FLOWS

FOR THE HALF-YEAR ENDED 31 MARCH 2008

	Half-Year to
	31 March	30 Sept	31 March
	2008	2007	2007
	$M	$M	$M

CASH FLOWS FROM OPERATING ACTIVITIES

Interest received	4,820	4,397	3,892
Interest paid	(3,925)	(3,199)	(2,860)
Other income received	583	492	423
Operating expenses paid	(657)	(653)	(639)
Income taxes paid	(361)	(342)	(266)
Purchase of available for sale investments	(43)	(117)	(267)
Proceeds from sale and redemption of available for sale investments	126	537	468
Net (increase)/decrease in assets
- Balance due from other financial institutions (not at call)	207	(153)	156
- Assets at fair value through the income statement	(2,088)	(5,321)	130
- Loans and other receivables	(7,294)	(7,697)	(5,370)
Net increase/(decrease) in liabilities
- Balance due to other financial institutions (not at call)	557	4	(108)
- Deposits and other borrowings	6,641	10,546	4,878
- Bonds and notes	1,213	2,484	(24)

Net cash (used in)/provided by operating activities	(221)	978	413

CASH FLOWS FROM INVESTING ACTIVITIES

Proceeds from disposal of controlled entity	—	27	—
Dividends received	3	5	3
Restructure related payments	(7)	(12)	1
Proceeds from sale of shares	50	—	8
Payments for property, plant and equipment	(40)	(55)	(36)
Proceeds from sale of property, plant and equipment	31	21	8
Net (increase)/decrease in other assets	72	(119)	(100)

Net cash provided by/(used in) investing activities	109	(133)	(116)

CASH FLOWS FROM FINANCING ACTIVITIES

Net increase/(decrease) in liabilities
- Other liabilities	(109)	66	(30)
- Liabilities at fair value through the income statement	—	(390)	—
- Loan capital	1	167	(199)
Net proceeds from the issue of Converting Preference Shares	392	—	320
Proceeds from the issue of shares	864	1	16
Share issue costs	(9)	—	—
Dividends paid (excluding Dividend Re-Investment Plan)	(397)	(381)	(344)

Net cash provided by/(used in) financing activities	742	(537)	(237)

Net increase in cash and cash equivalents	630	308	60

Cash and cash equivalents at the beginning of the half-year	1,775	1,467	1,407

Cash and cash equivalents at the end of the half-year	2,405	1,775	1,467

The consolidated interim statement of cash flows should be read in conjunction with the accompanying notes.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE HALF-YEAR ENDED 31 MARCH 2008

Note 1:   Summary of Significant Accounting Policies

St.George Bank Limited (the Bank) is incorporated and domiciled in Australia.  It is a company limited by shares that are publicly traded on the Australian Stock Exchange.  The Bank’s registered address is St.George House, 4-16 Montgomery Street, Kogarah, NSW, 2217, Australia.

The consolidated interim financial report (Interim Report) of the Bank for the six months ended 31 March 2008 comprises the Bank and its controlled entities (the Group) and the Group’s interest in associates.

The Interim Report was authorised for issue by the Directors on 6 May 2008.

(a)           Statement of compliance

The Interim Report is a general purpose financial report which has been prepared in accordance with the requirements of AASB 134: Interim Financial Reporting and the Corporations Act 2001.

The Interim Report does not include all of the information required for an Annual Report and therefore cannot be expected to provide as full an understanding of the financial position and financial performance of the Group as that given by the Annual Report.

The Interim Report is to be read in conjunction with the 30 September 2007 Annual Report of the Group.  This report must also be read in conjunction with any public announcements made by the Bank during the half-year in accordance with continuous disclosure obligations arising under the Corporations Act 2001.

The Interim Report complies with current International Financial Reporting Standards (IFRS).

(b)           Basis of preparation

For the purpose of this Interim Report, the half-year has been treated as a discrete reporting period.  The Interim Report is presented in Australian dollars.

The accounting policies used as the basis for the preparation of the Interim Report are the same as those applied in the 30 September 2007 Annual Report.

The Bank is a company of the kind referred to in ASIC Class Order 98/100 dated 10 July 1998 (as amended by ASIC Class Order 04/667) and in accordance with the Class Order, amounts in the financial report and Directors’ Report have been rounded off to the nearest million dollars, unless otherwise stated.

(c)           Comparative figures

Where necessary, comparative figures have been adjusted to conform with changes in the presentation of the financial statements.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE HALF-YEAR ENDED 31 MARCH 2008

Note 2:   Revenues

	Half-Year to
	31 March	30 Sept	31 March
	2008	2007	2007
	$M	$M	$M

Interest Income	4,965	4,297	3,906

Other Income
Net trading and investment income(a)	11	47	56
Non trading derivatives(b)	5	7	6
Product fees and commissions
- Lending	82	80	71
- Deposit and other accounts	122	114	113
- Electronic banking	104	113	105
Managed funds fees	143	154	142
Dividend income	3	5	3
Net gain on sale of land and buildings	9	9	1
Profit on disposal of business	—	3	—
Profit on disposal of shares	—	—	8
Gain on Visa Inc. shareholding	77	—	—
Factoring and invoice discounting income	3	10	10
Rental income	2	3	3
Trust distributions	3	6	4
Other	11	8	11
Total other income	575	559	533

Total revenue from ordinary activities	5,540	4,856	4,439

(a)            Comprises all gains and losses from changes in the fair value of financial assets and derivatives held for trading.

(b)            Comprises all gains and losses from changes in the fair value of financial assets and financial liabilities designated at fair value through the income statement, the impact of hedge ineffectiveness recognised in the income statement and changes in the fair value of non-trading derivatives.

Note 3:   Bad and Doubtful Debts

	Half-Year to
	31 March	30 Sept	31 March
	2008	2007	2007
	$M	$M	$M

Charge to collective provision for credit losses	22	8	15
Charge to specific provision for credit losses	96	77	78
Total bad and doubtful debts expense	118	85	93

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE HALF-YEAR ENDED 31 MARCH 2008

Note 4:   Expenses

	Half-Year to
	31 March	30 Sept	31 March
	2008	2007	2007
	$M	$M	$M

Interest Expense	3,773	3,182	2,828

Operating expenses

Employment expenses
Salaries and wages	328	330	322
Contractors’ fees	10	5	2
Superannuation contributions	33	31	29
Payroll tax	23	21	21
Fringe benefits tax	1	4	3
Share based compensation	8	5	7
Restructuring charge	43	—	—
Other	18	15	13
	464	411	397

Non-salary technology expenses
Depreciation: computer equipment	17	17	18
Amortisation of intangible assets	19	15	16
Rental expense on operating leases	1	2	2
Other	35	39	38
	72	73	74

Occupancy expenses
Depreciation: furniture, fittings and leasehold improvements	15	13	13
Rental expense on operating leases	44	44	42
Other	21	23	19
	80	80	74

Administration and other expenses
Advertising and public relations	26	29	30
Consultants	15	15	7
Fees and commissions	18	16	16
Postage	10	10	10
Printing and stationery	17	18	18
Subscriptions and levies	6	5	5
Telephone	5	5	5
Other	46	45	47
	143	143	138

Total operating expenses	759	707	683

Total expenses from ordinary activities	4,532	3,889	3,511

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE HALF-YEAR ENDED 31 MARCH 2008

Note 5:   Income Tax Expense

	Half-Year to
	31 March	30 Sept	31 March
	2008	2007	2007
	$M	$M	$M
a) Income tax expense

Current tax expense
Current year	224	324	264
Adjustments for prior years	113	2	(3)

Deferred tax expense
Origination and reversal of temporary differences	24	(51)	(11)

Total income tax expense in income statements	361	275	250

b) Reconciliation of income tax expense to prima facie tax payable

Profit before tax	890	882	835

Prima facie income tax calculated at 30% of profit before tax (2007: 30%)	267	264	251
Increase in income tax expense due to:
Share based payments expense	2	2	2
Preference share dividends classified as interest expense	5	4	6
Underprovision for income tax in prior year	113	2	—
Non-deductible expenditure on redemption of DCS	—	6	—
Other	1	3	—

Decrease in income tax expense due to:
Non-assessable income	(2)	—	(2)
Deduction allowable on shares issued to employees	(1)	(1)	(1)
Net difference between accounting and assessable profit on sale of assets	1	(4)	—
Rebatable dividends	(1)	(1)	(1)
Recognition of capital gains tax losses	(5)	—	—
Recognition of tax losses	(10)	—	—
Tax consolidation benefit	(8)	—	—
Overprovision for income tax in prior year	—	—	(3)
Other	(1)	—	(2)

Total income tax expense	361	275	250

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE HALF-YEAR ENDED 31 MARCH 2008

Note 6:   Dividends Provided for or Paid

	Half-Year to
	31 March	30 Sept	31 March
	2008	2007	2007
	$M	$M	$M

Ordinary dividends
2006 Final dividend (fully franked - 77 cents)	—	—	406
2007 Interim dividend (fully franked - 82 cents)	—	435	—
2007 Final dividend (fully franked - 86 cents)	459	—	—
	459	435	406

Other dividends
Subordinated Adjustable Income Non-refundable Tier 1 Securities	11	10	9
Step-up Preference Shares	4	4	4
	15	14	13

Total dividends	474	449	419

Dividend franking account

It is anticipated that the balance of the consolidated franking account will be $949 million (31 March 2007: $595 million) after adjusting for:

(i)         franking credits that will arise from the payment of income tax payable as at the end of the half-year;

(ii)        franking debits that will arise from the payment of dividends recognised as a liability;

(iii)       franking credits that will arise from the receipt of dividends recognised as receivables at the reporting date; and

(iv)       franking credits that the Group may be prevented from distributing in the subsequent half-year.

After also allowing for the 31 March 2008 interim ordinary dividend, the consolidated franking account will be $738 million (31 March 2007: $409 million).

Note 7:   Earnings per Share

		Half-Year to
		31 March	30 Sept	31 March
		2008	2007	2007

Basic earnings per share	(Cents)	93.5	111.3	108.2

Diluted earnings per share	(Cents)	93.6	110.4	107.4

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE HALF-YEAR ENDED 31 MARCH 2008

Note 8:  Individually Significant Items

	Half-Year to
	31 March	30 Sept	31 March
	2008	2007	2007
	$M	$M	$M
Non interest income

Non interest income before significant items	498	559	533
Significant items
(i) Gain from Visa Inc. shareholding	77	—	—

Total non interest income	575	559	533

Operating expenses

Operating expenses before significant items	716	707	683
Significant items
(ii) Restructure costs	43	—	—

Total operating expenses	759	707	683

Income tax expense

Income tax expense before significant items	234	275	250
Significant items
(i) Income tax expense on gain on Visa Inc. shareholding	23	—	—
(ii) Income tax benefit on restructure costs	(13)	—	—
(iii) Income tax expense on depositary capital securities	117	—	—
	127	—	—

Total income tax expense	361	275	250

Summary of significant items
Pre-tax gain from significant items	34	—	—
Less: Tax expense attributable to significant items	(127)	—	—
Net impact from significant items	(93)	—	—

March 2008 Half-Year

(i)	In March 2008, the Bank recognised a gain of $77 million ($54 million after tax) following the receipt of 1,901,719 shares in Visa Inc. as part of Visa’s initial public offering (IPO).

The gain represents the sale of 56.19% or 1,068,491 shares into the IPO and the fair value of 833,228 shares that continue to be held as an Available for Sale Investment in the Balance Sheet. The fair value reflects the applicable restrictions on the remaining shares held.

(ii)

Restructuring costs totalling $43 million ($30 million after tax) have been recognised during the half-year. These restructure costs primarily represent staff redundancy costs relating to the restructuring of certain back-office business processes and consolidation of sites.

(iii)

In April 2008, the Federal Court held that the interest payments for the years 1998 to 2003 made by the Bank on subordinated debentures issued as part of the depositary capital securities transaction completed in June 1997, were not deductible for income tax purposes.

September and March 2007 Half-Years

There were no significant items during the previous two half-years.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE HALF-YEAR ENDED 31 MARCH 2008

Note 9:  Loans and Other Receivables

	As at
	31 March	30 Sept	31 March
	2008	2007	2007
	$M	$M	$M

Housing loans	72,657	69,230	65,359
Commercial loans	11,025	10,314	10,090
Personal loans	5,259	5,624	5,321
Lease and commercial hire purchase	3,258	2,906	2,633
Structured investments	67	75	106
Structured investments (1)	—	507	491
Credit card receivables	1,639	1,512	1,409
Other	82	41	57
	93,987	90,209	85,466
Less: provisions for impairment (refer note 11)
Specific provision for doubtful debts	38	34	39
Collective provision for doubtful debts	313	291	283
Net loans and other receivables	93,636	89,884	85,144

(1)   With the exception of these loans, which are fair value through the income statement, all other loans and receivables are held at amortised cost.

Note 10:  Bank Acceptances

	As at
	31 March	30 Sept	31 March
	2008	2007	2007
	$M	$M	$M

Gross bank acceptances	19,794	16,343	13,580
Less: Specific provision for doubtful debts (refer note 11)	20	—	—
Net bank acceptances	19,774	16,343	13,580

Note 11:  Provisions for Impairment

	As at
	31 March	30 Sept	31 March
	2008	2007	2007
	$M	$M	$M

Specific provision
Opening balance	34	39	31
Charge for the period	96	77	78
Recoveries	13	11	9
Bad debt write-offs	(85)	(93)	(79)
Closing Balance	58	34	39

Collective provision
Opening Balance	291	283	268
Net provision movement during the period	22	8	15
Closing Balance	313	291	283

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE HALF-YEAR ENDED 31 MARCH 2008

Note 12:  Deposits and Other Borrowings

	As at
	31 March	30 Sept	31 March
	2008	2007	2007
	$M	$M	$M

Certificates of deposit	24,874	19,075	15,885
Term and other deposits	51,072	48,317	43,933
Securities sold under agreements to repurchase	1,692	2,210	65
Secured borrowings	1,075	1,201	1,403
Unsecured borrowings	—	—	10
	78,713	70,803	61,296

Note 13:  Share Capital

	As at			As at
				31 March	30 Sept	31 March
	31 March	30 Sept	31 March	2008	2007	2007
	2008	2007	2007	No. Shares	No. Shares	No. Shares
	$M	$M	$M

Capital
Fully paid ordinary shares	4,982	4,051	3,969	560,728,229	532,231,095	530,218,799
Treasury shares	(10)	(10)	(10)	(331,213)	(331,213)	(331,213)
Fully paid SAINTS	345	345	345	3,500,000	3,500,000	3,500,000
Fully paid SPS	148	148	148	1,500,000	1,500,000	1,500,000
General Reserve	15	15	15	—	—	—
	5,480	4,549	4,467

Issued and Uncalled Capital
Borrowers' shares - unpaid (1)	—	—	—	2,465	2,765	3,079
Depositors' shares - unpaid (1)	—	—	—	199,773	206,947	227,698
	—	—	—

(1)       These shares were originally issued to borrowers and depositors when St.George was a building society to enable them to open a loan or deposit account.  Borrowers and depositors shareholders have certain rights as set out in the Constitution, including the right to vote on issues that affect their rights, and have certain obligations on a winding up.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE HALF-YEAR ENDED 31 MARCH 2008

Note 14: Shareholders’ Equity

	As at
	31 March	30 Sept	31 March
	2008	2007	2007
	$M	$M	$M

Equity reconciliations

Ordinary share capital
Opening balance	4,041	3,959	3,868
Perpetual note conversion	—	14	—
Dividend reinvestment plan	76	67	75
Employee share ownership schemes	11	1	16
Share issuance	853	—	—
Share issue costs	(9)	—	—
Closing balance	4,972	4,041	3,959

Preference share capital	493	493	493

General reserve	15	15	15
Total share capital	5,480	4,549	4,467

Retained profits
Opening balance	1,086	951	798
Defined benefit plan actuarial gains	—	2	—
Net profit attributable to members of the Bank	529	605	585
Total available for appropriation	1,615	1,558	1,383
Transfer to general reserve for credit losses	(26)	(23)	(13)
Interim dividend - cash component	—	(368)	—
Interim dividend - dividend reinvestment plan	—	(67)	—
Final dividend - cash component	(383)	—	(331)
Final dividend - dividend reinvestment plan	(76)	—	(75)
Other dividends	(15)	(14)	(13)
Closing balance	1,115	1,086	951

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE HALF-YEAR ENDED 31 MARCH 2008

Note 14: Shareholders’ Equity (continued)

	As at
	31 March	30 Sept	31 March
	2008	2007	2007
	$M	$M	$M

Reserves

Depositors’ and borrowers’ redemption reserve	2	2	2

Foreign currency translation reserve	(1)	(1)	(1)

Cash flow hedge reserve
Opening balance	47	6	—
Gains and losses on cash flow hedging instruments (net of tax) Recognised in equity	(17)	40	6
Transferred to the income statement	1	1	—
Closing balance	31	47	6

Equity compensation reserve
Opening balance	41	36	29
Current period movement	8	5	7
Closing balance	49	41	36

Available for sale reserve
Opening balance	1	3	4
Losses on available for sale investments (net of tax) Recognised in equity	(2)	(2)	(1)
Closing balance	(1)	1	3

General reserve for credit losses (1)
Opening balance	153	130	117
Appropriation from profits	26	23	13
Closing balance	179	153	130

Total reserves	259	243	176

(1)   The after tax equivalent portion of the collective provision eligible for inclusion in Tier 2 capital for APRA regulatory purposes and the balance of the general reserve for credit losses represent 0.5% of risk weighted assets.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE HALF-YEAR ENDED 31 MARCH 2008

Note 15:  Minority Interests

	As at
	31 March	30 Sept	31 March
	2008	2007	2007
	$M	$M	$M

Share capital	2	2	2
Perpetual notes	—	—	34
Accumulated profit/(losses)	4	4	(18)
	6	6	18

Note 16:  Notes to the Consolidated Interim Statement of Cash Flows

a.                                       Reconciliation of net profit to net cash (used in)/provided by operating activities

	Half-Year to
	31 March	30 Sept	31 March
	2008	2007	2007
	$M	$M	$M

Net profit attributable to shareholders of the Bank	529	605	585

Net profit on sale of property, plant and equipment	(9)	(9)	(1)
Net profit on sale of shares	—	—	(8)
Net profit on sale of business	—	(3)	—
Gain on Visa Inc. shareholding	(77)	—	—
Dividends received	(3)	(5)	(3)
Treasury trading profit	(11)	(47)	(56)
Non-trading derivatives movement	(5)	(7)	(6)
Bad and doubtful debts expense	118	85	93
Share based compensation	8	5	7
Depreciation	32	30	31
Amortisation of deferred expenditure	19	15	16
(Increase)/decrease in assets
- interest receivable	(145)	98	(12)
- other income receivable	113	(12)	(16)
- balance due from other financial institutions (not at call)	207	(153)	156
- loans and receivables	(7,294)	(7,697)	(5,370)
- available for sale investments	83	420	201
- assets at fair value through the income statement	(2,088)	(5,321)	130
- net position of deferred tax assets/(liabilities)	(4)	(63)	(8)
Increase/(decrease) in liabilities
- interest payable	(152)	(17)	(32)
- accrued expenses	103	51	(2)
- balance due from other financial institutions (not at call)	557	4	(108)
- provision for income tax	(57)	(20)	(39)
- other provisions	1	(11)	1
- deposits and other borrowings	6,641	10,546	4,878
- bonds and notes	1,213	2,484	(24)
Net cash (used in)/provided by operating activities	(221)	978	413

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE HALF YEAR ENDED 31 MARCH 2008

Note 16:  Notes to the Consolidated Interim Statement of Cash Flows (continued)

b.               Disposal of controlled entity

There were no controlled entities disposed of during the half-year.

On 28 September 2007, the Group disposed of its 100% interest in Scottish Pacific Business Finance Holdings Pty Limited for $27 million.  The business contributed $3 million to the Group’s net profit from 1 October 2006 to 28 September 2007.

	Half-year to
	31 March	30 Sept	31 March
	2008	2007	2007
	$M	$M	$M

Consideration net of disposal cost	—	27	—
Fair value of assets disposed	—	24	—
Profit on sale	—	3	—

Net inflow of cash	—	27	—

c.               Reconciliation of cash

For the purpose of the statement of cash flows, cash at the end of the half-year is reconciled to the following items in the balance sheet:

	As at
	31 March	30 Sept	31 March
	2008	2007	2007
	$M	$M	$M

Cash and liquid assets	3,035	2,081	1,188
Receivables due from other financial institutions - at call	340	900	919
Payables due to other financial institutions - at call	(377)	(982)	(446)
Bills payable	(593)	(224)	(194)
Cash and cash equivalents at the end of the half-year	2,405	1,775	1,467

d.               Dividends paid

Pursuant to the Group’s dividend re-investment plan, shareholders re-invested $76 million (30 September 2007: $67 million; 31 March 2007: $75 million) in return for 2,203,980 shares (30 September 2007: 1,879,122; 31 March 2007: 2,330,709).  Dividends not re-invested and preference dividends were paid to holders of ordinary and preference shares as shown in the statement of cash flows.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE HALF YEAR ENDED 31 MARCH 2008

Note 17:  Segmental Reporting

(a) Business Segments

Business segments are based on the Group’s organisational structure.  The Group comprises four business divisions, namely:

•                  Retail Bank (RB) – responsible for residential and consumer lending, provision of personal financial services including transaction services, call and term deposits, small business banking and financial planners.  This division manages retail branches, call centres, agency networks and electronic channels such as EFTPOS terminals, ATMs and Internet Banking.

•                  Institutional and Business Banking (IBB) - responsible for liquidity management, securitisation, wholesale funding, capital markets, treasury market activities including foreign exchange, money market and derivatives, corporate and business relationship banking, international and trade finance banking services, leasing, hire purchase, automotive finance, commercial property lending and cash flow financing including invoice discounting.

•                  BankSA (BSA) – responsible for providing retail banking, business banking and private banking services to customers in South Australia, Northern Territory and country New South Wales and Victoria.  Customers are serviced through branches, electronic agencies, ATMs, call centres, EFTPOS terminals and Internet banking.

•                  Wealth Management (WM) – responsible for providing superannuation and wealth management administration platforms, investment management and packaging, dealer group services, margin lending, private banking services and general and life insurance.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE HALF YEAR ENDED 31 MARCH 2008

Note 17:  Segmental Reporting (continued)

Segment Income Statement
for the half-year ended 31 March 2008 ($’M)

	Retail Bank	Institutional & Business Banking	BankSA	Wealth Management	Other	Consolidated

Segment revenue

Net interest income	594	370	179	49	—	1,192
Non-interest income	198	94	47	154	5	498
Individually significant item	—	—	—	—	77	77
Total segment revenue	792	464	226	203	82	1,767

Segment expense

Bad and doubtful debts	66	23	8	21	—	118

Operating expenses
- Other provisions	11	15	4	6	—	36
- Depreciation	23	3	5	1	—	32
- Deferred expenditure amortisation	14	2	3	—	—	19
- Other expenses	328	127	79	95	—	629
Total operating expenses	376	147	91	102	—	716
Individually significant item	—	—	—	—	43	43

Total segment expenses	442	170	99	123	43	877

Profit before income tax expense	350	294	127	80	39	890

Income tax expense						361

Profit after income tax and minority interests						529

Segment Balance Sheet as at 31 March 2008

Investment in Associates	—	—	—	—	29	29
Other Assets	62,923	50,598	15,073	5,012	2,674	136,280
Total Assets	62,923	50,598	15,073	5,012	2,703	136,309

Total Liabilities	29,495	86,627	9,691	1,188	2,448	129,449

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE HALF YEAR ENDED 31 MARCH 2008

Segment Income Statement
for the half-year ended 30 September 2007 ($’M)

	Retail Bank	Institutional & Business Banking	BankSA	Wealth Management	Other	Consolidated

Segment revenue

Net interest income	580	321	166	48	—	1,115
Non-interest income	256	86	50	160	7	559
Total segment revenue	836	407	216	208	7	1,674

Segment expense

Bad and doubtful debts	67	14	4	—	—	85

Operating expenses
- Other provisions	20	16	6	9	—	51
- Depreciation	22	3	5	—	—	30
- Deferred expenditure amortisation	11	1	2	1	—	15
- Other expenses	327	122	73	89	—	611
Total operating expenses	380	142	86	99	—	707

Total segment expenses	447	156	90	99	—	792

Profit before income tax expense	389	251	126	109	7	882

Income tax expense						275

Profit after income tax						607

Minority interests						2

Profit after income tax and minority interests						605

Segment Balance Sheet as at 30 September 2007

Investment in Associates	—	—	—	—	28	28
Other Assets	60,122	44,080	14,065	5,696	1,809	125,772
Total Assets	60,122	44,080	14,065	5,696	1,837	125,800

Total Liabilities	28,303	80,072	8,982	1,230	1,329	119,916

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE HALF YEAR ENDED 31 MARCH 2008

Note 17:  Segmental Reporting (continued)

Segment Income Statement
for the half-year ended 31 March 2007 ($’M)

	Retail Bank	Institutional & Business Banking	BankSA	Wealth Management	Other	Consolidated

Segment revenue

Net interest income	572	298	162	46	—	1,078
Non-interest income	249	80	46	152	6	533
Total segment revenue	821	378	208	198	6	1,611

Segment expense

Bad and doubtful debts	73	12	7	1	—	93

Operating expenses
- Other provisions	15	14	3	8	—	40
- Depreciation	23	3	4	1	—	31
- Deferred expenditure amortisation	12	2	2	—	—	16
- Other expenses	320	112	77	87	—	596
Total operating expenses	370	131	86	96	—	683

Total segment expenses	443	143	93	97	—	776

Profit before income tax expense	378	235	115	101	6	835

Income tax expense						250

Profit after income tax						585

Minority interests						—

Profit after income tax and minority interests						585

Segment Balance Sheet as at 31 March 2007

Investment in Associates	—	—	—	—	28	28
Other Assets	57,003	35,023	12,911	5,468	1,547	111,952
Total Assets	57,003	35,023	12,911	5,468	1,575	111,980

Total Liabilities	26,825	68,834	8,074	1,164	1,471	106,368

(b) Geographical Segments

The Group operates predominantly in Australia.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE HALF YEAR ENDED 31 MARCH 2008

Note 18:  Contingent Liabilities

There have been no significant changes in contingent liabilities from those disclosed in the 30 September 2007 Annual Report.

Note 19:  Events Subsequent to Balance Date

Interim Dividend

On 6 May 2008, the directors declared an interim dividend of 88 cents per ordinary share, amounting to $493 million.  This dividend has not been brought to account in the Group’s financial statements for the half-year ended 31 March 2008.

ST.GEORGE BANK LIMITED AND ITS CONTROLLED ENTITIES

DIRECTORS’ DECLARATION

FOR THE HALF-YEAR ENDED 31 MARCH 2008

In the opinion of the Directors of St.George Bank Limited (“the Bank”):

1.         (a)               The financial statements set out on pages 7 to 27, are in accordance with the Corporations Act 2001, including:

(i)    giving a true and fair view of the financial position of the Group as at 31 March 2008 and of its performance as represented by the results of its operations and cash flows for the half-year ended on that date; and

(ii)   complying with Accounting Standard AASB 134 “Interim Financial Reporting” and the Corporations Regulations 2001; and

                                    (b)               at the date of this declaration, there are reasonable grounds to believe that the Bank will be able to pay its debts as and when they become due and payable.

2.         There are reasonable grounds to believe the Bank and its controlled entities will, as a Group, be able to meet any obligations or liabilities to which they are or may become subject to by virtue of the Deed of Cross Guarantee between the Bank and those controlled entities pursuant to a Class Order. At the date of this declaration the Bank is within the class of companies affected by Class Order 98/1418.

For and on behalf of the Board of Directors and in accordance with a resolution of the Directors.

J S Curtis	P A Fegan
Chairman	Managing Director and Chief Executive Officer

6 May 2008

INDEPENDENT AUDITOR’S REVIEW REPORT TO THE MEMBERS

OF ST.GEORGE BANK LIMITED

FOR THE HALF-YEAR ENDED 31 MARCH 2008

We have reviewed the accompanying consolidated interim financial report (“interim financial report”) of St.George Bank Limited (“the Bank”), which comprises the consolidated interim balance sheet as at 31 March 2008, and the consolidated interim income statement, statement of recognised income and expense and cash flow statement for the half-year ended on that date, the description of accounting policies and other explanatory notes 1 to 19 and the Directors’ declaration set out on pages 7 to 28 of the consolidated entity comprising the Bank and the entities it controlled at the half-year’s end or from time to time during the half-year.

Directors’ Responsibility for the Interim Financial Report

The Directors of the Bank are responsible for the preparation and fair presentation of the interim financial report in accordance with Australian Accounting Standard AASB 134 Interim Financial Reporting and the Corporations Act 2001.  This responsibility includes designing, implementing and maintaining internal controls relevant to the preparation and fair presentation of the interim financial report that is free from material misstatement, whether due to fraud or error; selecting and applying appropriate accounting policies; and making accounting estimates that are reasonable in the circumstances.

Auditor’s Responsibility

Our responsibility is to express a conclusion on the interim financial report based on our review.  We conducted our review in accordance with Auditing Standard on Review Engagements ASRE 2410 Review of an Interim Financial Report Performed by the Independent Auditor of the Entity, in order to state whether, on the basis of the procedures described, we have become aware of any matter that makes us believe that the interim financial report is not in accordance with the Corporations Act 2001 including: giving a true and fair view of the Bank’s financial position as at 31 March 2008 and its performance for the half-year ended on that date; and complying with Australian Accounting Standard AASB 134 Interim Financial Reporting and the Corporations Regulations 2001.  As auditor of the Bank, ASRE 2410 requires that we comply with the ethical requirements relevant to the audit of the annual financial report.

A review of an interim financial report consists of making enquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures.  A review is substantially less in scope than an audit conducted in accordance with Australian Auditing Standards and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit.  Accordingly, we do not express an audit opinion.

Conclusion

Based on our review, which is not an audit, we have not become aware of any matter that makes us believe that the interim financial report of St.George Bank Limited is not in accordance with the Corporations Act 2001, including:

a)              giving a true and fair view of the consolidated entity’s financial position as at 31 March 2008 and of its performance for the half-year ended on that date; and

b)             complying with Australian Accounting AASB 134 Interim Financial Reporting and the Corporations Regulations 2001.

KPMG

P M Reid

Partner

Sydney

6 May 2008